Exhibit 99.1

This presentation (this “Presentation”) has been prepared solely for general informational purposes by K Enter Holdings Inc. (“K Enter”, the “Company,” “we,” “us” or “our“), and is being furnished solely for use by an institution investor considering an investment in the Company’s securities (the “Securities”). No representation or warranty as to the accuracy, completeness, or fairness of such information is being made by the Company or any other person, and neither the Company nor any other person shall have any liability for any information contained herein, or for any omissions from this Presentation or any other written or oral communications transmitted to the recipient by the Company or any other person in the course of the recipient’s evaluation of the Offering. You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision. The reader shall not rely upon any statement representation or warranty made by any other person, firm or corporation (including, without limitation, K Enter, or any of its affiliates or control persons, officers, directors and employees) in making its investment or decision to invest in K Enter. None of K Enter or any of its affiliates nor any of its or their control persons, officers, directors, employees or representatives, shall be liable to the reader for any information set forth herein or any action taken or not taken by any reader, including any investment in shares of K Enter. Investment in the Securities has not been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”), nor has any authority passed upon or endorsed the merits of the Offering or the accuracy or adequacy of this Presentation. Any representation to the contrary is a criminal offense. The information contained herein is intended only as an outline that has been prepared to assist interested parties in making their own evaluations of the Company. It does not purport to be all - inclusive or to contain all of the information that a prospective participant may desire. Each recipient of the information and data contained herein should perform its own independent investigation and analysis of the Offering and the value of the Company. Neither the Company nor the placement agent shall have any liability for any information included herein or otherwise made available in connection with the Offering, except for any liabilities expressly assumed by the Company in the applicable purchase agreement and related documentation for each purchase of Securities. Certain of the information contained herein may be derived from information provided by industry sources. The Company believe s that such information is accurate and that the sources from which it has been obtained are reliable. The Company cannot guarantee the accuracy of such information, however, and has not independently verified such information. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any and all liability which may be based on such information, errors therein, or omissions therefrom. ADDITIONAL INFORMATION AND WHERE TO FIND IT This Presentation is provided for informational purposes only and has been prepared to assist interested parties in making their own evaluation with respect to the Company and the proposed business combination (the “Proposed Business Combination” or the “Transaction”) with Global Star Acquisition Inc . (“GLST”) . However, this Presentation does not purport to be all - inclusive or to contain all the information that may be required to make a full analysis of the Company or the Proposed Business Combination . In connection with the Proposed Business Combination, GLST with the assistance of K Enter has prepared and filed with the SEC, on March 26, 2024, a registration statement on Form F - 4, which includes a proxy statement/prospectus (the “Registration Statement”). The Company and GLST urge its investors, shareholders, and other interested persons to read, when available, the proxy statement/prospectus filed with the SEC and documents incorporated by reference therein because these documents will contain important information about the Company, GLST and the Proposed Business Combination. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of the GLST as of the record date established for voting on the Proposed Business Combination and will contain important information about the Proposed Business Combination and related matters. Shareholders of the GLST and other interested persons are advised to read, when available, t hese materials (including any amendments or supplements thereto) and any other relevant documents in connection with the Company’s solicitation of proxies for the meeting of shareholders to be held to approve, among other things, the Proposed Business Combination because they will contain important information about the Company, GLST, and the Proposed Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other relevant materials in connection with the transaction without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Global Star Acquisition Inc., 1641 International Drive, Unit 208, McLean, VA 22102 or (703) 790 - 0717. CAUTIONARY STATEMENTS REGARDING FORWARD - LOOKING STATEMENTS This Presentation includes forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, liquidity, results of operations, future performance, and business of the Company. These forward - looking statements are intended to be covered by the safe harbor for “forward - looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward - looking statements are those that are not historical facts. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Forward - looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward - looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements include, but are not limited to the Risk Factors set forth below. Such developments could have an adverse impact on our financial position and our results of operations. The forward - looking statements are based upon management’s beliefs and assumptions. Any forward - looking statement made herein speaks only as of the date of this Presentation. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward - looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law. Potential investors should not rely on forward - looking statements as predictions of future performance. 1

USE OF PROJECTIONS The financial projections, estimates and targets in this Presentation are forward - looking statements that are based on assumptions, that are inherently subject to significant uncertainties and contingencies, many of which are beyond Global Star’s and K Enter’s control. While all financial projections, estimates and targets are necessarily speculative, Global Star and K Enter believe that the preparation of prospective financial information increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this Presentation should not be regarded as an indication that Global Star or K Enter, or their respective representatives, consider these financial projections, estimates and targets to be a reliable prediction of future events. RISK FACTORS Investment in the Securities offered herein involves a high degree of risk. In addition to the factors described above, among others, could cause actual results to differ materially from forward - looking statements: (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (2) the risk that the Proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of the securities; (3) the risk that the Proposed Business Combination may not be completed by the Company’s business combination deadline; (4) the inability to complete the Proposed Business Combination, including but not limited to due to the failure to obtain approval of the stockholders of the Company or K Enter for the Merger Agreement, to receive certain governmental, regulatory and third party approvals or to satisfy other conditions to closing in the Merger Agreement; (5) the failure to achieve the minimum amount of cash available following any redemptions by the Company's stockholders; (6) the inability to obtain or maintain the listing of the Company’s common stock on Nasdaq following the Proposed Business Combination, including but not limited to redemptions exceeding anticipated levels or the failure to meet Nasdaq's initial listing standards in connection with the consummation of the Proposed Business Combination; (7) the effect of the announcement or pendency of the Proposed Business Combination on K Enter’s business relationships, operating results, and business generally; (8) risks that the Proposed Business Combination disrupts current plans and operations of K Enter; (9) the inability to realize the anticipated benefits of the Proposed Business Combination and to realize estimated pro forma results and underlying assumptions, including but not limited to with respect to estimated stockholder redemptions and costs related to the Proposed Business Combination; (10) the possibility that the Company or K Enter may be adversely affected by other economic or business factors; (11) changes in the markets in which K Enter competes, including but not limited to with respect to its competitive landscape, technology evolution, changes in entertainment choices or regulatory changes; (12) changes in domestic and global general economic conditions; (13) risk that K Enter may not be able to execute its growth strategies; (14) the risk that K Enter experiences difficulties in managing its growth and expanding operations after the Proposed Business Combination; (15) the risk that the parties will need to raise additional capital to execute the business plan, which may not be available on acceptable terms or at all; (16) the ability to recognize the anticipated benefits of the Proposed Business Combination to achieve its commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of K Enter to grow and manage growth economically and hire and retain key employees; (17) risk that K Enter may not be able to develop and maintain effective internal controls; (18) the risk that K Enter may fail to keep pace with rapid technological developments or changes in entertainment tastes to provide new and innovative products and services, or may make substantial investments in unsuccessful new products and services; (19) the ability to develop, license or acquire new content, products and services; (20) the risk that K Enter is unable to secure or protect its intellectual property; (21) the risk of product liability or regulatory lawsuits or proceedings relating to K Enter’s business; (22) the risk of cyber security or foreign exchange losses; (23) changes in applicable laws or regulations; (24) the outcome of any legal proceedings that may be instituted against the parties related to the Merger Agreement or the Proposed Business Combination; (25) the impact of the global COVID - 19 pandemic and response on any of the foregoing risks, including but not limited to supply chain disruptions; and (26) the risk that K Enter fails to successfully and timely consummate its acquisition of one or more of the six operating companies including, Solaire Partners. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement to be filed with the SEC with respect to the Proposed Business Combination. The foregoing list of factors is not exhaustive, are provided for illustrative purposes only, and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. There may be additional risks that neither the Company nor K Enter presently know or that the Company and K Enter currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward - looking statements. The Company and K Enter anticipate that subsequent events and developments will cause the Company’s and K Enter’ assessments to change. NO OFFER OR SOLICITATION This Presentation is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. 2

PARTICIPANTS IN SOLICITATION The Company, GLST, their respective directors and executive officers, and their advisors and agents, including EF Hutton LLC and Clear Street LLC, may be deemed participants in the solicitation of proxies from the Company’s shareholders in connection with the Proposed Business Combination. GLST’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of GLST in GLST’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 15, 2024. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to GLST’s shareholders in connection with the Proposed Business Combination are set forth in the Registration Statement. GLST’s Annual Report on Form 10 - K and the Registration Statement are available on the SEC’s website at www.SEC.gov . Additional information regarding the interests of participants in the solicitation of proxies in connection with the Proposed Business Combination will be included in the amendments to the Registration Statement that GLST intends to file with the SEC. You may obtain free copies of these documents as described above. 3

K Enter at a Glance

K Enter plans to acquire the Six Korean Entities with strong content production, merchandising and investment capabilities


K·ENTER HOLDINGS
K·ENTER HOLDINGS
In-House Studio(1)
Content Production
95%
SOLAIRE PARTNERS
Solaire Partners
Content Investment
51%
Bidangil Pictures
Content Production
51%
APEITDA
Apeitda
Content Production
51%
LAMP
The LAMP Pictures
Content Production
51%
STUDIO ANSEILEN
Studio Anseilen
Content Production
100%
PLAY
PLAY Company
Content Merchandising

"A Total Entertainment Company, with Market-Leading Diversified Content Coverage, Transforming Content Consumption into Valuable, Lifetime Experiences for the Global Audience"

K·ENTER HOLDINGS

Note (1) In addition to 4 content production studios, K Enter has already organized an in-house studio, officially called the "Content Production Division", in 2023 for producing films and TV series.

5

Core Capabilities Planned to Serve as a Foundation for Growth

Apeitda
Content Production

- ✓ Film and TV series production studio with expertise in action and thriller films, including 'the Villainess' and 'Carter'
- ✓ Recognized by both filmmakers and audience for the unique shooting and editing skills to create a sense of realism in action films


THE
VILLAINESS
The Villainess (2017)


CARTER
Carter (Netflix, 2022)

Bidangil Pictures
Content Production

- ✓ Established film production studio with a distinctive portfolio of films with unique storylines and settings, including 'the Chaser', 'A Werewolf Boy' and 'Space Sweepers'
- ✓ Successfully uncovered talented rookie directors, including Na Hongjin for 'the Chaser' and Cho Sunghee for 'A Werewolf Boy' and 'Space Sweepers'
- ✓ Currently producing 'Trigger', a Netflix Original series currently in production


The Chaser (2008)


Space Sweepers (Netflix, 2021)

The LAMP Pictures
Content Production

- ✓ Film and TV series production studio specialized in thought-provoking yet commercially successful projects, including 'A Taxi Driver', 'Mal-Mo-E' and 'Samjin Company English Class'
- ✓ Awarded at various film festivals and awards for content quality, including Blue Dragon Awards, Baeksang Art Awards and Houston International Film Festival
- ✓ Currently producing 'Aema', a Netflix Original series currently in production


A Taxi Driver (2017)


Mal Mo E
Mal-Mo-E (2019)

Studio Anseilen
Content Production

- ✓ Newly established TV series production studio, led by three top-tier producers from SBS, one of the leading Korean broadcasting channels
- ✓ Three founders of Studio Anseilen have successful prior production records including 'Taxi Driver', 'the First Responders' and 'Twenty-Five Twenty-One'(1).


Taxi Driver (2021)(1)


THE FIRST
RESPONDERS 2
The First Responders (2022)(1)

K·ENTER HOLDINGS

Note (1) Prior production records of the three founders of Studio Anseilen, including 'Taxi Driver', 'the First Responders' and 'Twenty-Five Twenty-One', were produced before Studio Anseilen was established and thus not the prior production records of Studio Anseilen. Studio Anseilen is currently in production of several new TV series which are to be released in a near future.

6

Core Capabilities Planned to Serve as a Foundation for Growth (Continued)

K·ENTER HOLDINGS

In-House Studio[1]
Content Production

- K Enter's In-House Studio, currently in operation, led by Mr. Jeong-Hoon Bae, a former vice president of Ace Factory, one of leading independent production studios in Korea
- Mr. Bae and other members of the In-House Studio has successful prior production records including 'Grid' and 'Insider'[1]
- Currently producing multiple films and TV series


GRID
Grid (2022)[1]


인사이더
Insider (2022)[1]

PLAY

PLAY Company
Content Merchandising

- Estimated to be a leading producer and distributor of content-based collectible merchandise packages for fans of top-tier K Pop artists, including BTS, TWICE and SEVENTEEN in Korea
- Trusted business partner of various artist agencies, including HYBE, JYP and KQ
- Has established retail networks in Korea, Japan and America


BTS Live at Wembley (2020)


TWICE Live in Seoul (2021)

SOLAIRE PARTNERS

Solaire Partners
Content Investment

- Believed to be a market-leading content-specialized private equity investor in Korea, having invested over $138 million in over 200 Korean films and various content-related companies
- Prior investments in both commercially successful and critically acclaimed K Content, including 'Parasite' and 'Decision to Leave'[1]


Parasite (2019)


Decision to Leave (2022)

K·ENTER HOLDINGS

Note (1) In addition to 4 content production studios, K Enter has already organized an in-house studio, officially called the "Content Production Division", in 2023 for producing films and TV series. Prior production records of its members, including 'Grid' and 'Insider', were produced before the Content Production Division was organized and thus not the prior production records of the Content Production Division. The Content Production Division is currently in production of several new TV series which are to be released in a near future; (2) Past performance of Solaire in investing in content is not indicative of Solaire's future performance.

7

Strong Leadership Supported by Board Members & Advisors

K Enter Executive Management



YOUNGJAE LEE, Co-Founder & CEO[1]

- 7+ years of content investment at Solaire
- 16+ years of business and M&A at KT Group



JUN SHIK JONG, CFO

- 20+ years of expertise in business development, investment and private equity



SORIM LEE, CSO

- Current Partner of Gaon Law Group
- Former Head of Strategy, Film Division, CJ ENM



TAE WOO KIM, CAO

- 15+ years of business development and corporate finances in leading K Content companies

K Enter Board Members



PYEUNG HO CHOI, Co-Founder & Chairman

- 27+ years of content investment and senior management in leading K Content companies



TED KIM, Co-Founder & Board Director

- Founder and Managing Partner of Global Fund
- Managing member of Global Star Acquisitions I[2]



CHIN HWEE TAN, Board Director

- Current Asia-Pacific CEO of Trafigura
- Early Coupang investor



HANJAE KIM, Board Director

- Current Managing Partner of Sui Generis Partners
- Former Investment Director of BRV Capital



HUKJIN LEE, Board Director, Co-Founder

- Former Advisor of IDG Capital
- Former Vice President of IDG Capital

K Enter Advisory Board



MICHAEL HARPSTER, Advisor

- CEO of Orange Grove Media Investments
- President of Marketing of New Line Cinema



FAITH CHU, Advisor

- Chairman and CEO of IPG Financial Power House
- Chairman of Golden Great China Fund Management

Note (1) Mr. Lee also serves as a director on the Board; (2) Global Star Acquisitions I LLC is the sponsor of GLST.

K·ENTER HOLDINGS

8

B IP - Based usiness Model Ecosystem Expansion Global 9 Expansion Ecosystem Expansion x We plan to Identify innovative opportunities for crossover synergies between different content genres and formats x We plan to acquire new business capabilities to expand the IP - based ecosystem through recruiting new talents and executing M&A transactions - Near - term (within 2 years) targets - virtualization , webtoons, animations and music - Mid - term (3 - 5 years) targets - talent management, games and interactive content Global Expansion x We plan to expand to Southeast Asia and Japan, by developing local distribution networks and co - production partnerships - Expecting strong co - production opportunities in Southeast Asia by transferring K Content expertise in producing local content x Long - term entrance into American and European markets based upon the planned strong track records in Asian markets we target to establish IP - Based Business Model x We plan to Integrate core capabilities to create an IP - based business model maximizing synergic value creations with content IPs x We plan to extend content investment to secure and fully capture market potentials of content IPs - Financing and profit - sharing alternatives for creators to existing outsourcing models for global streaming platforms K Enter commits to becoming a leading IP - based diversified entertainment company , covering a wide spectrum of content genres, and formats

K Enter Investment Highlights

01 Global Expansion of K Content with Ample Room for Further Growth

- ✓ K Content has risen to cultural mainstream in Asia, establishing **strong and loyal fanbase in Asian markets**, particularly in Southeast Asian and Japan
- ✓ Accelerated global penetration of K Content driven by **growth of online platforms during the COVID-19 pandemic**
  - Global platforms, incl. YouTube, Netflix and Facebook, serving as global distribution outlets for K Content
- ✓ K Content is **expected to continue growing in global markets** with increasing demands from online platforms

02 Core Pillars of the Content Ecosystem Combined and Integrated

- ✓ K Enter plans **to acquire the Six Korean Entities** upon the closing of the Transaction, each with impressive market positions in their respective sectors of the K Content industry
  - Spanning from content production to content merchandising and investment
- ✓ Financial performances of the Six Korean Entities expected to serve as a foundation for continued growth
  - Revenues of $153 million and reported EBITDA of $13 million in 2022, on a proforma consolidation basis
  - Revenues of $76 million and adjusted EBITDA(1) of $1 million in 2023, on a proforma consolidation basis

03 IP-Based Business Model Transforming K Content Landscapes

- ✓ K Enter commits to integrate core capabilities into **an IP-based business model** to transform how high-quality K Content is brought to the global markets
- ✓ K Enter plans to fully leverage **content investment capabilities to secure content IPs** for potential synergies
  - Financing and profit-sharing alternatives for creators to existing outsourcing models of original series content for global online streaming platforms

04 Clear Growth Roadmap as a Total Entertainment Company

- ✓ K Enter commits to becoming **a leading tech and IP-based diversified entertainment company** following a clear growth roadmap with short-term action plans and long-term strategic goals
- ✓ K Enter aims to maximize synergic value creations, **simultaneously by growing core capabilities organically and expanding coverage of content genres, formats and technologies**
  - Near-term (within 2 years) expansion targets - virtualization, webtoons, animations and music
  - Mid-term (3-5 years) expansion targets - artist management, games and interactive content

K·ENTER HOLDINGS

Note (1) The adjusted EBITDA for 2023 was calculated by adding back all business combination related expenses, including audit fees and legal advisory fees in 2023 which are all one-time non-recurring expenses for an unusual event not related to the operations or normal course of business of K Enter.

10

12 Note (1) 2022 is the latest available data and 2023 – 2027 values are forecasts. Source: PwC’s Global Entertainment & Media Outlook 2023 – 2027, Omdia, IM, published in June 21, 2023 at Insights: Global Entertainment and Media Outlook 2023 – 2027 | PwC . (Figures in USD billion) Total Global Entertainment & Media Market Revenue (1) Global E&M Industry Mega Trends 1,935 2,034 1,993 2,204 2,322 2,426 2,528 2,617 2,701 2,708 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 A War Among Online Streaming Platforms Continues Online streaming services now have a new, bigger competition stirring up, catalyzing the production of high - quality content New Wave of Technologies New technologies are democratizing content creation, disrupting the end - to - end M&E value chain, and enabling nextgen experiences Blurring boundaries of IP Increasing opportunities to adapt and transform contents IPs in different opportunities Films TV/OTT Series Toys & Goods Marvel Comics Games 傸呴 傸呴 傸呴 Era of Consolidation Horizontal and vertical integration are keys to amplify market dominance and competence Apple Vision Pro Virtual Studio

13 Note (1) Survey results to a question “how much do you like about the Korean cultural content you have recently used ?”. Percentages show the proportion of responses with a score of 4 or higher on a scale of 5. Source: “2022 Global Hallyu Survey” (2022 ଥ࠹ଞզ ݨ੓࣏ی ), in Korean, Korean Foundation for International Cultural Exchange (KOFICE), on September 8, 2022, at ٗߞط ࢽॺ - ࢷ঑ - 2022 ଥ࠹ଞզݨ੓࣏ی | ח୘঑࡫˗˝ٕ (mcst.go.kr) Growing Global Popularity of K Content (1) Key Success Factors Driving the Global Popularity 37% 37% 50% 70% 72% 75% 79% 73% 2014 2015 2016 2017 2018 2019 2020 2021 2022 PSY ‘Gangnam Style’ BTS Black Pink 68% Battlegrounds ‘Squid Game’ ‘Kingdom’ ‘Parasite’ Originality x Unique K Genre: K Zombie, Romance x Harmony of familiarity and originality in Korea Solid Plot x Solid storylinewith entertainment and emotionalimpact x Incorporatingmessageson social issues Attractive Artists x New and unique styleswith charmingappearances x Leadingfashion and beauty trends Active Fanbase x Active fandom based on K Pop idols x Evolving into a fan - driven industry based on fandom with high purchasing power

Growing Market Demands for K Content to Drive Further Growth

Increasing Demands for K Content and Annual K Content Export (USD billion)[1]

NETFLIX

- ✓ One of the leading streaming platforms in global markets
- ✓ Experienced K Content success incl. 'Squid Game' and 'the Glory'
- ✓ Plans to invest $2.5 billion in K Content announced in April 2023[1]


Squid Game 2


Parasyte: The Grey


PHYSICAL: 100
SEASON 2
Physical 100 (Season 2)

Disney+

- ✓ Launched in Asia in 2021, incl. Singapore, Hong Kong and Korea
- ✓ Experienced K Content success incl. 'Big Bet' and 'Moving'
- ✓ Plans to continue produce 15 - 20 K Content originals annually[2]


Blood Free
Blood Free


Uncle Samsik


Light Shop

TVING / Paramount+

- ✓ Paramount+ launched in Korea in 2022 through a partnership with TVING
- ✓ Partnership with CJ ENM extends beyond Paramount's launch on TVING. It's a strategic alliance spanning original series and film co-production, content licensing, and distribution


Yonder (Co-invest)


The Queen 'Woo' (Co-invest)


4.3
4.6
4.9
5.3
5.7
6.0
8.8
9.6
10.2
13.2
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

" K-content exports hit record high in 2022, recording $13.2 billion

K·ENTER HOLDINGS

Note (1) K Content exports include films, TV series and video games. "2021 Content Industry Statistics" (2021 콘텐츠 산업조사), in Korean, Ministry of Culture, Sports and Tourism, February 2, 2023, at (보고서)2021년 기준 콘텐츠산업조사_일반배포용.pdf; (2) "Netflix's $2.5 billion investment in Korean content appeals to audiences worldwide", CNBC, May 12, 2023; (3) "Disney Plus reaffirms commitment to South Korean market amid global restructuring", EconoTimes, July 28, 2023; (4) "Prime Video increases K-Content investment by adding K-Drama 'Island'", Forbes, October 20, 2022; (5) "Hong-Kong based VIU expands Korean content and invests in adaptations", Forbes, July 22, 2020.

14

First K · Contents Studio to Fully Internalize Core Contents Capabilities

K · Enter incorporates all core aspects of contents value chain, from contents investment to contents production and contents merchandising, first in the K · Contents industry

SOLAIRE PARTNERS

- ✓ One of the leading content investors in Korea, having invested over $138 million in 200+ K Content projects
- ✓ Prior investments in mega-hit K Content including 'Parasite' and 'Decision to Leave'

01 Investment(1)

- ✓ Successful Investment Portfolio
- ✓ Exclusive Investor Network
- ✓ Outstanding Financial Yield

02 Development · Production(2)

- ✓ Top-tier Creators
- ✓ Innovative IP Development
- ✓ IP Sourcing
- ✓ Diversified Contents Coverage

LAMP · STUDIO ANSEILEN · PEITOA · K·ENTER HOLDINGS

- ✓ Top-tier creators collaborating for innovative content development
- ✓ Estimated to be top K Content studios with proven records for content quality and commercial success
- ✓ Collective library of producing hit content including 'Space Sweepers', 'A Taxi Driver' and 'Carter'

03 Distribution

- ✓ Original Contents for Global Streaming Platforms
- ✓ Downside Protection by Recouping Production Costs

- ✓ Offering diverse contents categories for both conventional channels of cinemas and TV channels and newly emerging channels of online streaming platforms
- ✓ Currently 'Aema' and 'Trigger' are scheduled for release as Netflix Original series

NETFLIX · Disney+ · prime video · CGV

04 Retail · Merchandising

- ✓ Extensive K Pop Artists IP goods
- ✓ Loyal Fanbase
- ✓ Expertise in Commercial Strategies for Profit Generation

PLAY

- ✓ Estimated to be a leading producer and distributor of specialized video content-based merchandise for fans
- ✓ Trusted & exclusive business partner of top K Pop artists including BTS, SEVENTEEN and TWICE

K·ENTER HOLDINGS

Note (1) Past performance of Solaire in investing in content is not indicative of Solaire's future performance; (2) In addition to 4 content production studios, K Enter has already organized an in-house studio, officially called the "Content Production Division", in 2023 for producing films and TV series.

16

Strong Track Records with Both Commercial and Critical Success[1]

Produce
quality content for global audience


A TAXI DRIVER
택시운전사

Producer of 'A Taxi Driver' grossing over $73 million in box office[2]

and other hit content including...


SPACE SWEEPERS


VILLAINESS



Merchandize
to attract and solidify loyal fanbase


BTS WORLD TOUR
LOVE YOURSELF
SPEAK YOURSELF
[THE FINAL]
SEOUL

Merchandiser for top K Pop artists selling 9+ million copies worldwide[3]

and other merchandises including...


TWICE
III


BTS WORLD TOUR
LOVE YOURSELF
SPEAK YOURSELF



Invest
in content IPs for new opportunities


"ONE OF THE BEST FILMS OF THE DECADE."
PARASITE
A FILM BY BONG JOON HO

Lead investor[4] of 'Parasite' winning Palme d'Or & 4 Academy Awards and other hit content including...


EXTREME JOB




THERE'S NO WAY OUT!
EXIT

Note (1) Past performance is not indicative of future performance; (2) KRW 95.8 billion according to Korea Box-office Information System (KOBIS); (3) According to PLAY Company's internal data; (4) Solaire Partners was the lead investor of 'Parasite'.

K·ENTER HOLDINGS
17

Strong Team Planned to Consist of Korea's Top Tier Creators

Executive Film & TV Series Producers



SOO-JIN KIM, CEO, Bidangil Pictures
- Expertise in content planning, production and marketing
- Produced 'Space Sweepers' (Netflix, 2021), 'Bad Guys' (In Theatres, 2019) and 'the Chaser' (In Theatres, 2007)



IN-BEOM YOON, CEO, Bidangil Pictures
- Expertise in content fundraising and production management
- Produced 'Space Sweepers' (Netflix, 2021), 'Bad Guys' (In Theatres, 2019) and 'the Chaser' (In Theatres, 2007)



UN-KYOUNG PARK, CEO, The LAMP Pictures
- Awarded the 38th Blue Dragon Awards for Best Film in 2017
- Produced 'A Taxi Driver' (In Theatres, 2017), 'Samjin Company English Class' (In Theatres, 2020) and 'One Day Off' (Wavve, 2023)



JEONG-HOON BAE, Head of Content Production, K Enter Holdings
- Former Vice President of Ace Factory and Executive Producer of Huayi Brothers Korea
- Produced 'Insider' (JTBC, 2022), 'Grid' (Disney+, 2020), and 'Ruler: Master of the Mask' (MBC, 2017)



HYEONG-SEOK CHO, CEO, PLAY Company
- Former Head of Content Business at SBS Contents Hub
- Produced exclusive merchandises for top K Pop artists including BTS, TWICE, SEVENTEEN and ATEEZ

Creative Directors & Screenplay Writers



BYUNG-GIL JUNG, Co-CEO, Apeitda
- Awarded the 49th Baeksang Arts Awards for Best Screenplay in 2013
- Directed 'Carter' (Netflix, 2022), 'the Villainess' (In Theatres, 2017) and 'Confession of Murder' (In Theatres, 2012)



BYUNG-SIK JUNG, Co-CEO, Apeitda
- Talented screenplay writer, director and cartoonist
- Wrote 'Carter' (Netflix, 2022), 'the Villainess' (In Theatres, 2017) and 'Confession of Murder' (In Theatres, 2012)



KYUNG-SU SHIN, Co-CEO, Studio Anseilen
- Nominated for the 52nd Baeksang Arts Awards for Best Director in 2016
- Directed 'the First Responders' (SBS, 2022), 'Mung Bean Flower' (SBS, 2019) and 'Six Flying Dragons' (SBS, 2015)



JUN-WOO PARK, Co-CEO, Studio Anseilen
- Talented TV series director and investigative journalist
- Produced 'Taxi Driver Season 1' (SBS, 2021), 'Taxi Driver Season 2' (SBS, 2023), and 'Dr. Detective' (SBS, 2019)



SEUNG-HO KIM, Co-CEO, Studio Anseilen
- Nominated for the 58th Baeksang Arts Awards for Best Drama in 2022
- Produced 'Twenty-Five Twenty-One' (tvN, 2022) and 'Sisyphus: the Myth' (JTBC, 2021)

K·ENTER HOLDINGS

18

Anticipated Production Capability by Diversifying Content Channel

K Enter offers superior productions across diverse content categories for both conventional channels and emerging streaming platforms post the closing of the Transaction.

Conventional Channel[1]

TV

TV series
Experiencing remarkable viewership

SBS KBS tvN jtbc

Cinema

Films
Achieving commercial success

CGV MEGABOX LOTTE CINEMA

New Channel[1]

Korean Streaming Platforms

TV series and Films
Expanding distribution channel

TVING wavve coupang play

Global Streaming Platforms

TV series and Films
Capturing global audience

NETFLIX Disney+ prime video


TAXI DRIVER
'Taxi Driver 1'


THE FIRST RESPONDERS
'The First Responders'


A TAXI DRIVER
'A Taxi Driver'


MAL·MO·E
The Secret Mission
'Mal-Mo-E'


Twenty Five
Twenty One
'Twenty-Five Twenty-One'


THE BAD GUYS:
'The Bad Guys'


SPACE SWEEPERS
'Space Sweepers'


CARTER
'Carter'

Note (1) Past performance is not indicative of future performance.

K·ENTER HOLDINGS

19

Merchandising Expertise to Convert IPs into Profitable Businesses

K Enter plans to acquire PLAY Company, a market-leading producer and distributor of content-based collectible merchandise packages for top-tier artists

Exclusive Content-Based Merchandising Partner of Top-Tier Artists[1][2]

25
Top-Tier Artists in Exclusive Merchandising Rights

BTS
ATEEZ
TOMORROW X TOGETHER

9+ Million
Copies Sold in Global Markets



81%
Market Dominance of Fan-Targeted Content Merchandises



12
Top-Tier Agencies in Business Partnerships

JYP
HYBE
fantagio
STARSHIP

- ✓ PLAY is an exclusive producer and distributor of content-based collectible merchandising packages for top-tier K Pop artists including BTS, TWICE and SEVENTEEN
- ✓ PLAY generates robust and consistent sales and profits in global fandom markets


BTS
SEVENTEEN
TWICE
ATEEZ


TWICE
SEIZE
LIGHT

BTS Live in Sao Paulo | BTS Memories 2021 | Seventeen Online Live | TWICE Seize the Light

K·ENTER HOLDINGS

Note (1) PLAY holds exclusive business partnership rights with various top-tier K Pop artists and agencies for content-based specialized video merchandising packages, in forms of DVD, Blu-ray and Digital Code, and other merchandising goods; (2) All key performance indexes are provided by PLAY Company.

20

Proven Investment Capability in Content with Strong Potentials

K Enter plans to acquire Solaire Partners, a content investment firm with strong capability to identify and source content with financial and commercial potentials

Outstanding Content Investment Performance(1)


EXTREME JOB

'Extreme Job'

Rate of Return: 371%

- ✓ Scoring 16.3 million views, ranked second at the Korean box office
- ✓ Achieved the highest revenue at the history of Korean box office
- ✓ Grossing over $100 million at the global box office



'The Roundup 2'

Rate of Return: 219%

- ✓ Scoring 12.7 million views at the Korean box office
- ✓ Won Audiences Choice Award for Most Popular Film at the 43rd Blue Dragon Film Awards


GONJIAM
HAUNTED ASYLUM

'Gonjiam'

Rate of Return: 199%

- ✓ Scoring 2.7 million views at the Korean box office
- ✓ Won Best Editing at the 39th Blue Dragon Film Awards


PARASITE

'Parasite'

Rate of Return: 191%

- ✓ Scoring 10.3 million views at the Korean box office
- ✓ The first Korean film to win Palme d'Or at the 72nd Cannes film festival
- ✓ Also won four awards at the 92nd Academy Awards


A Resistance

'A Resistance'

Rate of Return: 117%

- ✓ Scoring 1.2 million views at the Korean box office
- ✓ Succeeded commercially by receiving critical acclaim for its content quality despite a low production cost


THERE'S NO WAY OUT!
EXIT

'Exit'

Rate of Return: 113%

- ✓ Scoring 9.4 million views at the Korean box office
- ✓ Achieved Best Technical Award at the 40th Blue Dragon Film Awards
- ✓ Also won Best Screenplay at the 56th Baeksang Arts Awards

K·ENTER HOLDINGS

Note (1) Past performance is not indicative of future performance.

21

Note (1) K Enter plans to begin the first stage of its growth, named as ‘K Enter 1.0’, post the closing of the Transaction and the acquisition of the Six Korean Entities. K Enter 1.0 (1) Build On Our Strong Foundation Strengthened Operational Excellence K Enter 2.0 Gaining Momentum as Global Entertainment Studio K Enter 3.0 K Enter 4.0 To Infinity and Beyond Growth Roadmap Creator Powerhouse Diversifying Content Coverage Global Presence IP based Studio Business Model AI - Powered Production Virtual Studio / Human K Enter Super IP Universe IP Franchise Media Revolution Making Real Impact in the World 23

1.0 : Build Our Own Creator Powerhouse

Retain & co-work with the best-in-market creators, discover new talents and provide opportunities to become creators

Creator Powerhouse

Directors | Producers | Writers

K Enter Creator Powerhouse

- ✓ Discovers emerging creators with growth potential and offers quality apprenticeship training
- ✓ Continuously forging new contracts with premier creators in the market, fortified by our strong brand equity and extensive network spanning top local and global channels, ensuring their steadfast retention
- ✓ Align creators with K Enter's 4 production entities and in-house studio strategically to create distinctive contents in the most efficient way

Bidangil Pictures | Apeitda | The LAMP Pictures | Studio Anseilen | In-house studio

01 Corporate Culture
Support creators in focusing on their independent creative activities

02 Artistic Synergies
Offer creative ecosystem based on a captive pool of top tier creators

03 K Enter Brand Equity
Irreplaceable brand power built on by our entities adds credibility to work

04 Robust Distribution Outlets Network
Strong distribution outlet network spanning top-notched TV channels and OTT platform provides higher likelihood of commercial success

K·ENTER HOLDINGS
24

1.0 : Strengthen Production Capability Diversifying Content Coverage

Enhanced productivity and diversified coverage by acquiring additional production studios and binding more creative talents

Diversify Content Genre & Expand Platform Coverage

Platform Coverage

Genre Coverage

Cinema & TV Channels

Upcoming Film
58+ films by 2028



Escape
Theatrical Release
The LAMP Pictures
Arriving in 2024



Virus
Theatrical Release
The LAMP Pictures
Arriving in 2025

Upcoming TV Series
45+ series by 2028



Scarecrow
TV Series
Studio Anseilen
Arriving in 2025



Juvenile Swordman
TV Series
The LAMP Pictures
Arriving in 2025

Online Streaming Platforms



Starlight is Falling
Netflix Original Films
The LAMP Pictures
Arriving in 2024


SPACE SWEEPERS

Space Sweepers 2
Netflix Original Films
Bidangil Pictures
Arriving in 2025



Trigger
Netflix Original Series
Bidangil Pictures
Arriving in 2025



Aema
Netflix Original Series
The LAMP Pictures
Arriving in 2024

Reality Show

Webtoon · Novel

Game/Music

Plan to Further Expand Content Coverage

K·ENTER HOLDINGS

25

1.0 : Driving Global Penetration as a Global Entertainment Company

Gain presence across the globe as a global entertainment company by adapting K Content expertise to both global and local content



Southeast Asia

- ✓ Secure strategic partnerships in Southeast Asia for local content and merchandising distribution networks
- ✓ Develop co-production opportunities of local content by fully leveraging planned K Content production expertise
- ✓ Identify and sign Southeast Asian artists and creators with creative potentials in Asian and global markets

Strategic Relationship Targets

Shopee, Star Cinema, iflix, tubi, Lazada, VTV, viu, blibli, GMA Pictures, Living Films, Vidio



Japan

- ✓ Secure strategic partnerships in Japan for local content and merchandising distribution networks
- ✓ Expand PLAY's content-based merchandising business with top-tier local artists including J Pop artists and idols
- ✓ Identify and source hidden story IPs, including cartoons and novels, adaptable into K Content films and TV series

Strategic Relationship Targets

SONY, AbemaTV, KDDI, Viki Rakuten, Johnny & Associates, avex, MAPPA, Teichiku Entertainment, bones, Universal Music Japan



North America & Global

- ✓ Identify potential acquisition targets, including artist agencies, studios and distribution platforms, in North America
- ✓ Expand PLAY's content-based merchandising business with top artists, including Pop stars, and superhero characters
- ✓ Develop co-production opportunities, including remakes of successful K Content and global projects in which K Content creators participate

Strategic Relationship Targets

FOX, abc, NBC, Warner Bros., HBO, Sony Pictures, A+E Networks, 21st Century Fox, Universal, Disney, Alliance Entertainment, Lionsgate, Netflix

K·ENTER HOLDINGS
26

IP Library Unlocking potential for enhanced profitability and diversified revenue streams through leveraging our extensive IP library Note (1) Theaters are typically entitled to 50% of the profit from ticket sales. Studio and distribution company typically share the rest of the net profit from the ticket sales by 4:6. As - Is : Conventional Production Model To - be : IP Based Studio Model TV Channel OTT Platform Film Distributor Contents Production Films and TV Series by Investment Development & Production Channels Contents Investment TV Channel OTT Platform Film Distributor Original IP Sourcing Novels, Cartoons & Screen Plays Short - Term Expansion Target 27 Investment IP Sourcing Investment Contents & IP Rights Contents & IP Rights Contents & IP Rights Revenue Share Production Cost Recoup Production Cost Recoup Programming Rights Production Cost Recoup Pre - sales of Exclusive Real - time Streaming Rights Production Cost Recoup Contents Majority of IP Rights (more than 50% (1) ) Transitioning to an IP based studio business model with pure upside potential for K Enter as an IP Holder

100% Note (1) Following the closing of the Transaction K Enter expects to expand its content production and distribution. ▪ All costs for content production ▪ Including pre & post - production expenses ▪ Sales to channels and streaming platforms ▪ Standard model for average studios without content IP ▪ Based on rising popularity of K - contents, license sale has become a common practice ▪ IP - based goods sales and licensing royalties ▪ Pure upside for K Enter as an IP holder and merchandiser Total Cost of Production IP Licensing Pre & On - Air Programming Sales Merchandising +5 - 10% Standard Profit Model without IP Investments ▪ Post - air sales to secondary channels ▪ Pure upside for K Enter as an IP holder Post - Air Sales with Content IP +@ +@ Extended Profit Model for K Enter with IP investments +@ Business Model for Content Studios in general Extended Business Model for K Enter as an IP Holder IP - based studio model not only enables to facilitate the operation of a risk - managed business model by recouping of the majority of production costs at pre - air stage but also empowers us to diversify our capabilities for profit generation (1) 28

Note (1) Selective examples of production line - up of K Enter and the 4 Korean studios planned to be acquired upon the closing of the Transaction. 2024 - 2028 Planned Film & TV Series Line - up 7 8 9 10 11 5 8 11 13 16 12 16 20 23 27 2024E 2025E 2026E 2027E 2028E Film TV Series IP Rights Broadcast / Screen Year Category Entities Title 2024 TV Series In - house studio Freelancer 2024 Film The LAMP Starlight is Falling 2024 Film The LAMP Moral Hazard 2025 TV Series Studio Anseillen Godly Romance 2025 Film The LAMP The Virus 2025 Film Bidangil Space Sweepers 2 2025 Film Apeitda The Bleeding Edge 2026 TV Series Studio Anseillen Swan Laundry Expand IP Library by Securing IP Rights (1) Films with IP rights by 2028 TV Series with IP rights by 2028 K Enter expects to increase productivity in both films and TV series, as well as expand its IP library by securing IP rights 29

2.0 : Leveraging AI Technology to Maximize Quality and Efficiency

Driving production efficiency and cost reduction by integrating AI technology across the entire production process

Development → **Production**

01
Content Planning

- ✓ Predictive Analysis
  - Forecast consumer behavior and content trends, and recommends the most suitable genre, format, and cast
  - Maximize the hit-ratio of our contents
- ✓ Better decision-making
  - Based on analyzing extensive data analysis, it allows us to choose the right content, audience target, distribution channel aws Google Big Query OpenAI cinelytic ScriptBook

02
Pre-Production

- ✓ Writing Scripts
  - With extensive script data, machine learning algorithms swiftly generate fresh and unique scripts
- ✓ Evaluating Scripts
  - Dissects storylines to identify questions and recommendations, simplifying and the script evaluation process
- ✓ Assisting with Pre-production
  - Creates optimized schedules by predicting durations, suggests potential locations through virtual exploration amazon LEX OpenAI LLaMA by Meta stability.ai

03
Production

- ✓ Producing Content
  - Employing text-to-video AI to create videos from descriptive prompts, and even generate dynamic videos from static images
- ✓ Personalized Content
  - Using AI to create tailored content based on individual preferences, boosting engagement and conversion rates. This personalization enhances the user experience, making marketing efforts more effective and relevant

OpenAI SORA runway tavus

04
Post-production

- ✓ Editing Content
  - Effortlessly replaces actor faces, actions, and backgrounds, de-ages actors, and removes unnecessary elements
  - Identifies patterns in footage, automate editing tasks, and provides automatic video summaries, help with shot selection
  - Simplifies the editing process, allowing for quick and economical adjustments

IBM Watson TOPAZ LABS colourlab.ai

K·ENTER HOLDINGS

30

Growing Demands for Virtual Production Infrastructure Digital Human Technology with Limitless Potential for Adaptation Distinctive Contents based on Technology Greater Production Efficiency Maximize Contents Quality Greater Creative Freedom Expand MD Portfolio into Virtual Media New Business Opportunities K Enter plans to establish a virtual infrastructure for content production and digital transformation in the future Virtual Production Studio (Illustrative) De - Aged Paul McCartney De - Aged Choi Min - Sik ABBA Voyage 31

3.0 : Creating Super IP Universe

Building a super IP universe by applying super IPs with strong global fandom across various genres and industries offers limitless potential for expansion

Creation of Super IP Universe

Super IP

Strong Global Fandom
- ✓ Expand powerful IPs to create IP universe with global audience lock-in capabilities
- ✓ Increase market demands for Super IP with strong fandom bases

IP Franchise
- ✓ Build IP universe through IP franchise expansion
- ✓ Produce follow-up series and spin-offs based on Super IP universe

IP Commerce
- ✓ Capture additional opportunities through expansion of value chain
- ✓ Maximize profits by establishing business model in new sectors incl. merchandise, virtual production, AI, and concert

Cross Media
- ✓ Enlarge contents coverage by extending beyond TV series and films
- ✓ Utilize Super IP to produce contents across various formats incl. webtoons, music and games

IP Journey of Space Sweepers[1]

Space Sweepers Released
Creating a strong global fandom



- ✓ Topped global Netflix rankings day after release
- ✓ Watched by 22 million global households in 28 days

IP Franchise
Producing follow-up series, spin-off and remakes



- ✓ Pre-production in progress by Bidangil
- ✓ A remake is in progress in Hollywood

Cross Media / IP Commerce
Expanding the value chain infinitely



- ✓ Various ways of value chain expansion incl. webtoons, action figures, and offline stores

Super IP Universe
Exploring additional opportunities

Toys & Goods | Games | Virtual Reality

K·ENTER HOLDINGS

Note (1) Planned IP expansion of space sweepers may change in the future.

32

Building Contents Fandom Business Model To - be Artists Fandom To - be Contents Fandom Transforming from top - tier artists fandom business to a content - based fandom business Merchandising K Enter’s Super IP 傸呴 傸呴 傸呴 33 ‘Space Sweepers’ ‘The Bad Guys’ ‘Trigger’ K Enter plans to transform its artists fandom - based merchandise business into a contents fandom business model by leveraging Super IPs

3.0 : IP-Based Business Model Transforming K Content Landscapes

K Enter aims to build a comprehensive media and entertainment ecosystem, leveraging strategic synergies as an investor, producer, and aggregator of content IP. This initiative will bolster our competitive edge among global content studios


IP-Based Eco-system
Target Market
Potential M&A target(1)
Creative Production
Webtoons, Novels & Plays
Invest to secure creative IPs
Investment returns
Content Investment
Fund Investments & Direct Investments
Invest to secure talent IPs
Investment returns
Potential M&A target
Talent Management
Actors, Musicians & Creators
Creative IPs for adaptation
Profit sharing for IP rights
Creative IPs for virtualization
Invest to secure content IPs
Investment returns
Performance fees
Content appearances
Talent IPs for merchandising
Profit sharing for IP rights
Production Technology
Virtual Studios, Visual Effects & Digital Humans, Generative AI
Service fees
Production elements
Content Production
Films, Dramas & Non-Scripted Shows, Personalized Digital Contents
Content IPs for merchandising
Profit sharing for IP rights
Fandom Merchandising
Video Merchandises & Physical Goods
Potential M&A target
Content sales
Revenues
Merchandising sales
Revenues
Streaming Platforms & Channels + Advertisers
Retail & Distribution Channels

K·ENTER HOLDINGS

Note (1) Other than the Six Korean Entities, K Enter is currently not engaged in any agreement, negotiation or discussion with any company, party or individual regarding a potential acquisition, investment or joint venture. K Enter will initiate its pursuit of a viable M&A target upon the planned closing of the Merger.

34

Leveraging state - of - the - art technologies like VR/AR devices, the Internet of Things, Artificial Intelligence, and 5G networks, K Enter aspires to create an exhilarating virtual realm where users can engage with beloved characters from our films, series, and shows. *Illustrative Image This digital ecosystem empowers users to immerse themselves in a world where they experience movies from the perspective of the main character, thrill in action - packed chase scenes akin to theme park rides, and indulge in a plethora of activities, including gaming, social networking, and online shopping. Digital Twin Universe Strategic Relationship Targets We're gearing up for a future that will shatter the boundaries of expansion and usher in unprecedented innovation in the global media industry

4.0 : To Infinity and Beyond



> On August 10th, 2023, Virgin Galactic, a British-American spaceflight company, achieved a historic milestone by successfully sending tourists to space for the first time. Now, Virgin Galactic is aiming even higher with its next audacious goal: conducting 400 space flights a year.
>
> Alongside Virgin Galactic, Amazon's Blue Origin and Tesla's SpaceX are also spearheading substantial investments in space tourism, bringing humanity closer to fulfilling its longstanding dream of space travel.

Bringing Stories to Life

If the dream of private space travel becomes a reality, as easy and affordable as hopping on an airplane today, injecting a sense of excitement will be crucial for setting it apart.

That's where K Enter steps in, dreaming 'Space Sweeper' space travel experiences through partnerships with private spaceflight companies. This initiative will offer our fans the chance to turn their imagined adventures into tangible experiences, bringing their dreams to life.


*Illustrative Image



K Enter's SF Universe with "Spacesweepers"

Strategic Relationship Targets

SPACEX

BLUE ORIGIN

Virgin GALACTIC

BOEING

K·ENTER HOLDINGS

Source: images are from Virgin Galactic

4.0 : To Infinity and Beyond

Taking the Real-world to Stories

Amidst the meteoric rise of AI technology, the robotics industry has transcended mere automation, venturing into realms where robots not only execute commands but also comprehend, empathize, and even articulate human emotions with unparalleled sophistication.

K Enter aspires to build a real-life 'Westworld' by forging alliances with AI and robotics enterprises. Within this visionary realm, K Enter's enthusiasts will be able to immerse themselves in the ultimate fusion of fantasy and reality, where dreams come to vibrant life before their very eyes, tantalizing their senses with unparalleled experiences.


*Illustrative Image

Strategic Relationship Targets

HANSON ROBOTICS
Agility Robotics
Google
SoftBank Group
BostonDynamics
UBTECH Dream With Robots
SAMSUNG

K·ENTER HOLDINGS

Source: images are from HBO

39 Note (1) 1 USD = 1,300 KRW; (2) Listing - related expenses including audit fees and legal advisory fees in FY2023 are one - time non - recurring expenses for an unusual event not related to K Enter’s normal business and thus normalized in FY2023. 24 21 17 22 63 117 134 52 88 139 7.5% 7.8% 8.2% 2020A 2021A 2022A 2023E Content Production Content Merchandising Content Investment EBITDA% (Figures in USD million) (1) 76 1 1 1 153 2 1.0% (2) x Experience an increase in content production revenue in 2023, reaching $22 million, compared to $17 million in the previous year x Identify a slowdown in company growth as the production schedules for previously planned projects in 2023 were delayed x Experience a decrease in content merchandizing revenue in 2023, falling to $52 million, compared to $134 million in the previous year x Identify a decrease in content merchandising revenue as the main artist, BTS, takes a hiatus for military service Content Production Content Merchandizing

40 EBITDA growth Durable cashflow Stable top - line Strong Shareholder Return Investing in content value chain Cost optimization Stable Top - line and Share Growth x Short and long - term plans of contents coverage and value chain expansion to maximize revenues and synergies x Extensive pool of top - tier creators in various fields x Investing in new capabilities with additional growth potentials Improving Operating Efficiency and Reliability x Fully internalize core capabilities by Integrating entire value chain x Improving profit margins through full capture of monetization potentials on expanding IPs and scaling - up synergic values x Utilizing irreplaceable brand power to enhance bargaining power and improve margin Improving Cashflow and Financial Flexibility x Structured downside protections as a production studio and pure upside potentials from additional opportunities as an IP holder x Increasing cash generation with margin expansion x Attractive dividend for shareholders

5-Year Pro-Forma Revenue, EBITDA Projections and Key Drivers

(Figures in USD million)



Content Production
Content Merchandising
Content Investment
EBITDA%
2.8%
5.7%
9.9%
12.8%
14.9%
192
2
98
91
340
5
149
186
476
5
205
266
586
6
252
328
701
6
281
414
2024E
2025E
2026E
2027E
2028E

- ✓ Increase sales to global streaming platforms
- ✓ Diversify merchandisable IP pipelines

- ✓ Expand business through strategic acquisition of competitive IPs and attractive M&A targets to create potential synergic values

- ✓ Create and produce a Super IP with a distinctive universe

- ✓ Improve margin by optimizing operating expenses

- ✓ Achieve stable revenue and high margin rates by increasing brand power

K·ENTER HOLDINGS

Note (1) 1 USD = 1,300 KRW. Projections include additional growth from synergies from the initial 3 capabilities. Pro forma projections for the additional companies that K Enter plans to acquire following the closing of the business combination, beyond the current Six Korean Entities, are not included; (2) The estimated revenue numbers for 2024 and the following fiscal years are based on an assumed closing of the business combination (the "Closing") on or before March 31, 2024, which did not occur. In the event the Closing is materially delayed beyond March 31, 2024, the Company's revenue for the fiscal year 2024 will likely be meaningfully lower from the content production, but the estimated revenue for the fiscal years 2025 through 2028 should not be adversely impacted.

41